                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated February 4, 2000, accompanying the financial statements and schedule included in the Annual Report of AppliedTheory Corporation on Form 10-K for the year ended December 31, 1999 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORNTON LLP

New York, New York
December 28, 2000
                                      II-7